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                                                                   EXHIBIT 10.15

                              THE BANK OF NEW YORK
BNY CAPITAL MARKETS, INC.
TORONTO DOMINION (TEXAS), INC.
TD SECURITIES (USA) INC.
ROYAL BANK OF CANADA
BARCLAYS BANK PLC

                                            August 18, 1998

Arch Paging, Inc.
1800 West Park Drive
Suite 250
Westborough, Massachusetts 01581
Attention: J. Roy Pottle,
            Chief Financial Officer


                               COMMITMENT LETTER
                               -----------------


Gentlemen/Ladies:

     Reference is made to (i) the Second Amended and Restated Credit Agreement (Tranche A and Tranche C Facilities), dated as of June 29, 1998, by and among Arch Paging, Inc. (the "Borrower"), the lenders party thereto, The Bank of New York ("BNY"), Royal Bank of Canada ("RBC"), and Toronto Dominion (Texas), Inc. ("TD"), as Managing Agents, RBC, as Documentation Agent, TD, as Syndication Agent, and BNY, as Administrative Agent and (ii) the Second Amended and Restated Credit Agreement (Tranche B Facility), dated as of June 29, 1998, by and among the Borrower, the lenders party thereto, BNY, RBC, and TD, as Managing Agents, RBC, as Documentation Agent,

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TD, as Syndication Agent, and BNY, as Administrative Agent (collectively, the
"Existing Credit Agreements").

     Based upon recent discussions among BNY, its affiliate, BNY Capital Markets, Inc. ("BNY Capital Markets"), TD and its affiliate, TD Securities (USA) Inc. ("TD Securities"), RBC and Barclays Bank PLC ("Barclays" and, collectively, with BNY, BNY Capital Markets, TD, TD Securities and RBC, the "Credit Parties"), and you, and relying upon the information which you have previously provided to one or more of the Credit Parties, each of the Credit Parties is pleased to confirm its willingness to seek the approval of the Lenders party to the Existing Credit Agreements (the "Existing Lenders") for, and (to the extent indicated below) participate in a proposed $200,000,000 increase (the "Increase Facility") to the revolving credit and term loan facilities established under the Existing Credit Agreements for the purpose of enabling you to acquire (the "MobileMedia Acquisition") MobileMedia Communications, Inc. and its subsidiaries (collectively, "MobileMedia"), subject to the conditions set forth in this Commitment Letter. The Increase Facility would be provided pursuant to an amendment to the Existing Credit Agreements and related documentation (collectively, the "Amendments") which would contain provisions customary for facilities of this size, type and purpose, including, without limitation, the terms and conditions set forth on the Summary of Principal Terms and Conditions for an Amendment to the Existing Credit Agreements attached hereto (the "Term Sheet"). This Commitment Letter, the fee letter, dated the date hereof from BNY, TD, RBC and Barclays (the "Underwriting Fee Letter") and the separate fee letters from (i) BNY and BNY Capital Markets to the Borrower (the "BNY Fee Letter") and (ii) TD and TD Securities to the Borrower (the "TD Fee Letter" and, together with the Underwriting Fee Letter and the BNY Fee Letter, the "Fee Letters"), and the Term Sheet are sometimes hereinafter referred to collectively as the "Commitment Documents".

     BNY, TD, RBC and Barclays is each willing to participate in the Increase Facility to the extent of $50,000,000 each (pro rata among Tranche A, Tranche B and Tranche C) for a total Increase Facility of $200,000,000 in the aggregate.

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The Borrower requested that BNY Capital Markets, TD Securities, RBC and Barclays be co-arrangers of the Increase Facility (collectively, the "Co-Arrangers") and that the Co-Arrangers syndicate the balance of the Increase Facility, and each of the Co-Arrangers is pleased to confirm its willingness to do so.
The Credit Parties' willingness to seek the approval of the Existing Lenders and (to the extent indicated above) participate in the Increase Facility, and the willingness of the Co-Arrangers to arrange the Increase Facility, are subject to
(i) the negotiation and execution of the Amendments that are satisfactory in form and substance to each of the Credit Parties, the Borrower, all of the Existing Lenders and any new participating lenders, and their respective counsel, (ii) the absence of any material adverse change in the condition (financial or otherwise), business, assets, properties, prospects, operations, performance or current capital structure of Arch Communications Group, Inc. (the "Parent") or any of its subsidiaries or MobileMedia or any of its subsidiaries from that described to the Credit Parties in the information previously delivered to the Credit Parties, (iii) verification by the Credit Parties of the information you have previously provided to the Credit Parties, and (iv) the absence of any material adverse change in the financial markets and in the market for senior or subordinated debt financing.
By executing this Commitment Letter, you agree to indemnify and hold harmless each of the Credit Parties, individually and in each of their respective capacities as set forth above, each of the participating lenders (including BNY, TD, RBC and Barclays), and each of their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnified Party") from and against any and all losses, claims, damages and liabilities to which any such Indemnified Party may become subject arising out of or in connection with any claim, litigation, investigation or proceeding relating to the Commitment Documents, the Increase Facility (including the use of the proceeds thereof), or any related transaction, whether or not any Indemnified Party is a party thereto, and to reimburse each Indemnified Party upon demand for all legal and other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Party, apply to losses, claims, damages, liabilities or related expenses to the extent arising from the willful misconduct or gross negligence of such Indemnified Party.

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     By executing this Commitment Letter, you (i) agree that you will not make any claim against any Indemnified Party for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and the relationship established by the Commitment Documents, or any act, omission or event occurring in connection therewith, and (ii) waive, release and agree not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected, to exist in your favor.

     You acknowledge that (i) BNY and BNY Capital Markets may have shared, and may in the future share, Confidential Information (as defined in the Existing Credit Agreements) with each other and with their other affiliates, (ii) TD and TD Securities may have shared, and may in the future share, Confidential Information with each other and with their other affiliates, (iii) RBC may have shared, and may in the future share Confidential Information with its affiliates, and (iv) Barclays may have shared, and may in the future share Confidential Information with its affiliates. By executing this Commitment Letter, you consent and agree to such sharing to the extent such sharing is permitted by Section 11.12 of each of the Existing Credit Agreements.

     You agree that the Commitment Documents are for your confidential use only and will not, without the prior consent of each of the Credit Parties, be disclosed by you or any of your representatives to any person other than your accountants, attorneys and other advisors, and then only in connection with the transactions contemplated hereby and only on a confidential basis, except that, following your acceptance of the Commitment Documents, you may make such disclosures of the terms and conditions of the Commitment Letter and the Term Sheet (but not any of the Fee Letters) as you deem necessary to MobileMedia, the Bankruptcy Court (as defined in the Term Sheet), the appropriate creditors' committees and their respective accountants, attorneys and other advisors, and you may make such disclosures of the terms and conditions of the Commitment Documents as you are required by law to make.

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     The Commitment Documents shall not be assignable by you and may not be amended or any provision thereof waived or modified except by a document in writing signed by you and each of the Credit Parties.

     You hereby knowingly, voluntarily and intentionally waive any right you may have to a trial by jury in respect of any litigation arising out of, under or in connection with the Commitment Documents or the transactions contemplated thereby.

     The Commitment Documents set forth the entire understanding of the parties hereto as to the scope of the obligations of the parties thereto and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

     The Commitment Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Commitment Documents shall automatically expire if not accepted by you on or before 5:00 P.M. (New York City time) on August 20, 1998. Please indicate your acceptance of the Commitment Documents and your agreement to the terms thereof by signing the enclosed copy of this Commitment Letter and returning it to BNY and by signing each of the Fee Letters and returning them as set forth in each thereof. By so doing, you will be deemed to have agreed as follows:

        A.   You shall be bound by the terms hereof;

        B. You (1) will provide sufficient information, in form and substance acceptable to each of the Credit Parties, for the preparation of an information package describing the Borrower and the Parent, their respective subsidiaries and the Increase Facility, (2) consent to the establishment by the Co-Arrangers of a syndicate of, and the distribution by the Co-Arrangers (on a confidential basis) of the aforesaid information package and other information to, interested lenders, and

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     (3) will (and will cause your management to) take an active role in the syndication process (including, without limitation, attending bank meetings and holding yourselves available to answer questions during the syndication process);


        C. You will not, prior to the date of closing of the Increase Facility, syndicate or privately place any debt or credit facilities which, in the reasonable opinion of any of the Co-Arrangers might have a detrimental effect on the syndication of the Increase Facility, except for the Additional Arch Debt as contemplated by the Term Sheet;

        D. You agree to pay all fees and expenses incurred by each of the Credit Parties in connection with the syndication of, and the negotiation and preparation of the Commitment Documents and the documentation relating to, the Increase Facility (including, without limitation, costs and expenses in connection with the Credit Parties' due diligence investigations and fees and expenses of BNY's and BNY Capital Markets' counsel) whether or not such documentation is finalized or the syndication is completed and whether or not the Increase Facility is extended or other financial accommodations are made, and regardless of the reasons for which such documentation is not finalized or the syndication is not completed or the Increase Facility is not extended or other financial accommodations are not made; and

        E. You will fully cooperate with the Credit Parties in connection with the transactions contemplated hereby.

     Even if accepted in accordance with the provisions of the previous paragraph, the obligations of the Credit Parties under this Commitment Letter shall expire and terminate automatically, without further act or condition and regardless of cause or circumstance, if documentation satisfactory in form and substance to each of the Credit Parties, the Parent, Arch Communications, Inc., the Borrower, all of the Existing Lenders and other

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participating lenders, and their respective counsel is not executed on or before
March 31, 1999.


[Signature Pages Follow]

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                               ARCH PAGING, INC.
                               COMMITMENT LETTER

                                         THE BANK OF NEW YORK


                                         By: /s/
                                         Name:
                                         Title: Vice President



                                         BNY CAPITAL MARKETS, INC.


                                         By: /s/
                                         Name:
                                         Title: Managing Director

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                               ARCH PAGING, INC.
                               COMMITMENT LETTER


                                         ROYAL BANK OF CANADA

                                         By: /s/
                                         Name:
                                         Title: Senior Manager

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                               ARCH PAGING, INC.
                               COMMITMENT LETTER

                                         BARCLAYS BANK PLC

                                         By: /s/ Daniele Lacovone
                                            ---------------------------------
                                         Name: Daniele Lacovone
                                         Title: Associate Director

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                               ARCH PAGING, INC.
                               COMMITMENT LETTER



Accepted and agreed:

ARCH PAGING, INC.


By: /s/ J. Roy Pottle
   ---------------------------------
Name: J. Roy Pottle
Title: Executive Vice President and
       Chief Financial Officer


Date: August __, 1998

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